                                                                   Exhibit 8.2

                           [Letterhead of Morgan, Lewis & Bockius LLP]

                                                         August 29, 2005

StealthGas Inc.
331 Kifissias Avenue
Erithrea 14561
Athens, Greece

Ladies and Gentlemen:

         We have acted as United States tax counsel to StealthGas Inc., a company organized under the laws of the Marshall Islands (the "Company"), in connection with the preparation and filing with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the
"1933 Act"), by the Company of a Registration Statement on Form F-1 (the
"Registration Statement"). Pursuant to the Registration Statement, the Company
is offering 8,855,000 shares of its common stock, which includes shares to be sold upon exercise of the underwriters' over-allotment option.

         We hereby confirm that the discussion contained in the Registration
Statement under the heading "Tax Considerations - United States Federal Income
Tax Considerations", insofar as such discussion describes United States federal income tax law, is, subject to the limitations and conditions set forth therein, accurate in all material respects. In rendering this opinion we are relying upon the accuracy of representations made to us by the Company, including representations regarding the organization of the Company and its subsidiaries, their assets, income and activities and the ownership and trading of their shares. This opinion is limited to United States federal income tax law and is based upon United States federal income tax law as in effect on the date hereof.

         IRS CIRCULAR 230 DISCLOSURE - To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. federal tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal
Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm in the Registration
Statement under the heading "Tax Considerations - United States Federal Income
Tax Considerations." In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act, as amended, or the rules and regulations of the
Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP